UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 16, 2012

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 673-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2012, City National Corporation (the “Corporation”) and City National Bank (the “Bank” and collectively with the Corporation, the “Company”) amended its Amended and Restated Employment Agreement, dated June 24, 2010, with Russell Goldsmith (“Goldsmith”), Chief Executive Officer and President of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank.

In this filing, Mr. Goldsmith’s employment agreement, as amended by these most recent amendments, is referred to as the “Amended Agreement”, and his employment agreement before giving effect to these most recent amendments is referred to as the “Prior Agreement.” The Prior Agreement’s expiration date of July 15, 2014 was not changed in the Amended Agreement, and the Amended Agreement continues Mr. Goldsmith’s employment on the same material terms as the Prior Agreement except as set forth below.

The Amended Agreement changes the long-term compensation components of Mr. Goldsmith’s performance-based incentive compensation. Starting with the 2012 awards, the Amended Agreement replaces all of the equity-based awards in the Prior Agreement with performance-based long-term cash incentive awards that are intended to enhance and strengthen the pay-for-performance alignment of Mr. Goldsmith’s compensation and reduce dilution to the Company’s stockholders from that experienced with equity-based awards under the Prior Agreement. These changes include:

1.     Replace the Prior Agreement’s annual restricted stock units and stock option awards that had a target value of $2,640,000 with awards having a target value of $2,250,000 and the performance-based components described below:

•            Annual incentive cash-settled restricted stock unit award to be made with target value of $1,125,000 (down from $1,320,000 under the Prior Agreement) if 60% or more of the annual incentive bonus goal is achieved and scaling down to zero, if less than 40% of the annual incentive bonus goal is achieved.

•            Annual long-term incentive cash award based on diluted earnings per share (EPS) with a target value of $1,125,000 (down from $1,320,000 under the Prior Agreement).  This award replaces the annual stock option grants under the Prior Agreement and requires the achievement of additional performance goals.  Payment of the target award of $1,125,000 shall be determined by comparing the Company’s actual cumulative EPS for the three years from the date of grant to the sum of three target EPS amounts for the same three years as determined by the Compensation Nominating & Governance Committee (“Committee”) at approximately the start of each year as part of the Company’s annual budgeting process. The targets are intended to reflect rigorous performance goals approved by the Committee and the Board of Directors, taking into account historical performance, current and expected economic conditions, and the Company’s operating and investment plans.  If actual EPS for the three years is 75% of the cumulative EPS target, then 60% of the target award shall be payable, scaling up to 100% of the target award if 100% or more of the targeted EPS is achieved.  If actual cumulative EPS is less than 75% of the sum of the targets, no amount shall be payable.  In addition, no amount is payable unless 40% of the annual incentive bonus goal for the year of grant is achieved. An additional 50% of the target award ($562,500) may be earned in the fourth year after grant of the new long-term incentive cash award if actual cumulative EPS for the four-year period is 7.5% greater than target cumulative EPS for the same period, scaling down to 33.33% of the target award ($375,000) if actual cumulative EPS is 5% greater than target cumulative EPS.  To the extent less than $562,500 is earned in the fourth year, the difference between $562,500 and the amount earned in the fourth year may be earned in the fifth year if the five-year actual EPS justifies an additional payout because fifth year performance is higher than fourth year performance (using the same methodology applicable to year four).

2.     The Amended Agreement replaces the Prior Agreement’s annual Total Shareholder Return (TSR) based mid-year performance stock options with annual TSR-based cash long-term incentive awards. The new TSR-based cash long-term incentive awards will be based on the comparison of the Company’s three year TSR for the 36-month period starting July 1 of the year of grant, relative to the KBW Regional Bank Index (“Index”).  Potential payout of each annual award shall be $750,000 at target for 50th percentile relative TSR performance, with a range for threshold to maximum performance from $0 to $1,125,000.  No award is earned if the Company’s TSR is below the 25th percentile of the Index and the maximum award is earned only if the Company’s TSR is equal to or above the 90th percentile of the Index.  The value of the amended awards is 16 2/3% less than the award values for equivalent relative TSR values under the Prior Agreement.

3.     The Amended Agreement cancels Mr. Goldsmith’s right under the Prior Agreement to receive supplemental retirement benefits under the Supplemental Employee Retirement Plan (“Amended SERP”). In exchange, the benefit payable under the Amended SERP will be computed as if the present value of the accumulated SERP benefit is frozen as of March 14, 2012 and invested on that date in fully-vested interests in the Amended SERP’s deferred compensation stock fund measured in shares of the Company’s common stock at the closing price of the Company’s common stock on March 14, 2012.  Dividends on these deferred stock units shall be deemed reinvested in additional deferred stock units.  Upon termination of Mr. Goldsmith’s employment, the deferred stock units shall be paid out in a lump sum in shares of CNC common stock, subject to applicable requirements.  As a result of these changes, the future value of Mr. Goldsmith’s Amended SERP benefit will track the future performance of the Company’s common stock price.

The foregoing description of the Amended Agreement is a summary and is qualified in its entirety by reference to the full text of the Agreement, which is furnished herewith as Exhibit 10.49.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

10.49   Amendment to Russell Goldsmith Amended and Restated Employment Agreement dated March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

March 16, 2012	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President,
General Counsel & Corporate Secretary